Exhibit 10.20

STOCKHOLDERS AGREEMENT

among

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

TALECRIS HOLDINGS, LLC

INTERNATIONAL BIORESOURCES, L.L.C.

AND

THE OTHER STOCKHOLDERS REFLECTED

ON THE SIGNATURE PAGES HERETO

November     , 2006

i

SCHEDULES

SCHEDULE I	Capitalization of the Company

EXHIBITS

EXHIBIT A	Certificate of Incorporation
EXHIBIT B	Certificate of Designations for Series A Senior Convertible Preferred Stock
EXHIBIT C	Certificate of Designations for Series B Senior Convertible Preferred Stock
EXHIBIT D	Certificate of Designations for Junior Preferred Stock

ii

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated                        , 2006 (the “Effective Date”), among TALECRIS BIOTHERAPEUTICS HOLDINGS CORP., a Delaware corporation (the “Company”), TALECRIS HOLDINGS, LLC, a Delaware limited liability company (“Talecris LLC”), INTERNATIONAL BIORESOURCES, L.L.C., a Louisiana limited liability company (“IBR”), and the members of IBR listed on any counterpart signature page hereto executed in accordance with Section 3.01(a)(iv) hereof (collectively with IBR, the “IBR Parties”). Talecris LLC and the IBR Parties are collectively referred to as the “Stockholders”. Capitalized terms not defined herein have the meanings assigned to them in the Purchase Agreement (as defined below).

RECITALS

A.            As of the Effective Date, the authorized capital stock of the Company consists of:

(i)            100,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company having the rights and preferences set forth in the Company’s Certificate of Incorporation;

(ii)           5,000,000 shares of Series A Senior Convertible Preferred Stock, par value $0.01 per share (the “Series A Senior Convertible Preferred Stock”), of the Company having the rights and preferences set forth in the Company’s Certificate of Designations for the Series A Senior Convertible Preferred Stock (the “Series A Senior Convertible Preferred Stock Designations”);

(iii)          5,000,000 shares of Series B Senior Convertible Preferred Stock, par value $0.01 per share (the “Series B Senior Convertible Preferred Stock”), of the Company having the rights and preferences set forth in the Company’s Certificate of Designations for the Series B Senior Convertible Preferred Stock (the “Series B Senior Convertible Preferred Stock Designations”); and

(iv)          10 shares of Junior Preferred Stock, par value $0.01 per share (the “Junior Preferred Stock”), of the Company having the rights and preferences set forth in the Company’s Certificate of Designations for the Junior Preferred Stock (the “Junior Preferred Stock Designations”).

B.            Pursuant to that certain Asset Purchase Agreement, made and entered into on October    , 2006, by and among IBR-BYR L.L.C., a Louisiana limited liability company (“IBR-BYR”), IBR, IBR Plasma Centers, L.L.C., a Louisiana limited liability company (“IBR PC”), the Company, and Talecris Plasma Resources, Inc., a Delaware corporation (as may be amended from time to time, the “Purchase Agreement”), as of the Effective Date, the IBR Parties may receive shares of Common Stock pursuant to Section 2(c)(ii) and Section 2(c)(iii) of the Purchase Agreement. Schedule I sets forth the capitalization of the Company as of the Effective Date.

C.            As a condition to the consummation of the transactions contemplated by the Purchase Agreement and in order to govern certain of their rights, duties and obligations and the relations among themselves following the consummation of the transactions contemplated thereby, the parties hereto desire to enter into this Agreement.

In consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01           Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided, further, that none of the IBR Parties or any of their Affiliates shall be considered to be an Affiliate of the Company or Talecris LLC or any of their respective Subsidiaries.

“Agreement” has the meaning given such term in the Preamble.

“Ampersand” means Ampersand 2001 Limited Partnership.

“Approved Sale” means any transaction or series of related transactions, approved by the Board of Directors of the Company, pursuant to which a Third Party or group of Third Parties acting together acquires (i) Equity Interests of the Company constituting a majority of the issued and outstanding Voting Stock of the Company (whether by merger, consolidation, sale or transfer of the Company’s Equity Interests, or otherwise) or (ii) all or substantially all of the Company’s assets.

 “Beneficial Owner” has the meaning given such term in Rules 13d-3 and 13d-5 under the Exchange Act.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Cerberus” means Cerberus Capital Management, L.P.

“Change of Control” means any of the following: (i) the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, whether in one transaction or a series of related transactions; (ii) the acquisition of Parent by another Person by means of merger or consolidation resulting in the exchange of all or substantially all of the outstanding securities of Parent for securities or consideration issued, or caused to be issued, by the acquiring Person or an Affiliate thereof other than a merger with or into a wholly owned Subsidiary or (iii) the consummation by Parent of a transaction or series of related transactions, including the issuance or sale of capital securities, if immediately after the consummation of such transaction (or, in the case of a series of transactions, the last of such transactions) any Person (other than Cerberus, Ampersand and their respective Affiliates) shall acquire, as a result thereof, more than 50% of the Voting Stock of Parent on a fully diluted basis.

“Commission” means the United States Securities and Exchange Commission, and any successor commission or agency having similar powers.

“Common Share” means any share of Common Stock.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Equivalents” means, without duplication with any other Common Stock or Common Stock Equivalents, any shares of any class or series of any securities or any instruments (including debt securities) of the Company directly or indirectly convertible into or exercisable or exchangeable for (or which are convertible into or exercisable or exchangeable for another security or instrument which is directly or indirectly convertible into or exercisable or exchangeable for) Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of future events.

“Company” has the meaning set forth in the Preamble.

“Confidential Information” has the meaning set forth in Section 5.02(a).

“Delay Notice” has the meaning set forth in Section 4.01(f)(ii).

“Demand Exercise Notice” has the meaning set forth in Section 4.01(a).

“Demand Registration” has the meaning set forth in Section 4.01(a).

“Demand Registration Maximum Offering Size” has the meaning set forth in Section 4.01(g).

“Demand Registration Request” has the meaning set forth in Section 4.01(a).

“Demanding Party” has the meaning set forth in Section 4.01(a).

“Disadvantageous Condition” means the existence of any acquisition, disposition or other material transaction involving the Company or any of its Subsidiaries or any material financing activity, or the unavailability of any required financial statements, or the possession by the Company of material information which, in the judgment of the Board of Directors of the Company, would not be in the best interests of the Company or any of its Subsidiaries to disclose in a Registration Statement.

“Disclosing Party” has the meaning set forth in Section 5.02(c).

“Drag-Along Notice” has the meaning set forth in Section 3.04(b).

“Drag-Along Sale” has the meaning set forth in Section 3.04(a).

“Effective Date” has the meaning set forth in the Preamble.

“Equity Interests” means any shares of any class or series of any securities or instruments (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for shares of any class or series of capital stock of any Person (or which are convertible into or exercisable or exchangeable for another security or instrument which is, in turn, directly or indirectly convertible into or exercisable or exchangeable for shares of any class or series of capital stock of such Person), whether at the time of issuance or upon the passage of time or the occurrence of future events, whether now authorized or not.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Notice” has the meaning set forth in Section 2.03(c).

“Exchange Share” means any share of Voting Stock of Parent.

“Fully Diluted Common Shares” means, at any time of determination, then outstanding shares of Common Stock plus, without duplication, all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the conversion, exercise or exchange of all then outstanding Common Stock Equivalents.

“IBR” has the meaning set forth in the Preamble.

“IBR Parties” has the meaning set forth in the Preamble.

“Initial Shares” has the meaning set forth in Section 4.05(e).

“IPO” means the initial public offering, if any, of Equity Interests of the Company or Parent pursuant to an effective Registration Statement under the Securities Act.

“Joint Notice” has the meaning set forth in Section 3.05(b).

“Junior Preferred Stock” has the meaning set forth in the Recitals.

“Junior Preferred Stock Designations” has the meaning set forth in the Recitals.

“Junior Secured Convertible Notes” means the Junior Secured Convertible Notes due 2013 of the Company.

“Lien” means, with respect to any property or other asset of any Person (or any revenues, income or profits of that Person therefrom) (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise),

(i)            any mortgage, lien, security interest, pledge, assignment, hypothecation, title retention, preferential right, counterclaim, attachment, actual, planned or threatened expropriation, seizure, embargo, levy or other charge or encumbrance of any kind thereupon or in respect thereof or

(ii)           any other arrangement under which the same is transferred, sequestered or otherwise identified with the intention of subjecting the same to, or making the same available for, the payment or performance of any liability in priority to the payment of the ordinary, unsecured creditors of that Person. For purposes of this Agreement, a Person will be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, synthetic lease or other title retention agreement relating to that asset.

“NASD” means the National Association of Securities Dealers, Inc.

“New Issue Securities” has the meaning set forth in Section 2.02(a)(i).

“Notice of Acceptance” has the meaning set forth in Section 2.02(b).

“Notice of Interest” has the meaning set forth in Section 3.03(b).

“Notice Period” has the meaning set forth in Section 3.03(b).

“Offer Period” has the meaning set forth in Section 3.05(b).

“Offer Terms” has the meaning set forth in Section 3.05(a).

“Offered Shares” has the meaning set forth in Section 3.05(a).

“Overallotment Option Shares” has the meaning set forth in Section 4.05(e).

“Parent” means Talecris LLC, any successor to Talecris LLC or any direct or indirect upstream parent entity holding a controlling interest in the Equity Interests of Talecris LLC other than Cerberus, Ampersand and their related funds.

“Permitted Transferee” shall mean, with respect to any IBR Party, (i) the Company or Talecris LLC; (ii) any other IBR Party, (iii) any trust for the direct or indirect benefit of such IBR Party or the immediate family (any relationship by blood, marriage or adoption, not more remote than first cousin) of such IBR Party, if the transfer does not involve a disposition for value; or (iv) any of the immediate family (any relationship by blood, marriage or adoption, not more remote than first cousin) in connection with a transfer by bona fide gift, will or intestate succession.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, association, joint-stock corporation, estate, trust, unincorporated organization or government or any political subdivision, agency or instrumentality thereof or any other entity of any kind.

“Piggyback Registration Maximum Offering Size” has the meaning set forth in Section 4.02(b).

“Preemptive Offeree” has the meaning set forth in Section 2.02(a)(i).

“Preemptive Rights Notice” has the meaning set forth in Section 2.02(a)(ii).

“Preemptive Share” has the meaning set forth in Section 2.02(a)(ii).

“Pro Rata Share” has the meaning set forth in Section 3.03(b).

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus or summary prospectus, and any such prospectus or preliminary or summary prospectus as amended or supplemented, and in each case including all material incorporated by reference therein.

“Public Offering” means an underwritten public offering of common stock of a Person that is a corporation (or Equity Interests of a Person that is not a corporation comparable to common stock) pursuant to an effective Registration Statement under the Securities Act.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Registrable Securities” means the Shares held by the parties to this Agreement or by any other Persons to whom incidental registration rights may be granted after the date hereof. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such Registration Statement; (ii) they shall have been distributed to the public pursuant to Rule 144; (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend to the effect set forth in the first paragraph of the legend required by Section 3.02 restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any state securities laws; or (iv) they shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 4.04.

“Registration Statement” means a registration statement filed by an issuer with the Commission and all amendments and supplements to any such registration statement, including any statutory prospectus, preliminary prospectus or issuer free writing prospectus or any amendment or supplement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Representatives” has the meaning set forth in Section 5.02(a).

“Roll-Up” has the meaning set forth in Section 2.03(b).

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Sale” means any sale of legal and beneficial ownership of Shares for value. The terms “Sell” and “Sold” have corresponding meanings.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Selling Party” has the meaning set forth in Section 3.05(a).

“Selling Party’s Notice” has the meaning set forth in Section 3.05(a).

“Senior Convertible Preferred Stock” means the Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock collectively.

 “Series A Senior Convertible Preferred Stock Designations” has the meaning set forth in the Recitals.

“Series B Senior Convertible Preferred Stock Designations” has the meaning set forth in the Recitals.

“Share” means any Common Share or any share of Senior Convertible Preferred Stock.

“Stockholder” has the meaning set forth in the Preamble.

“Subsidiary” of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least majority ownership and the power to direct the management or policies thereof.

“Tag-Along Offer Notice” has the meaning set forth in Section 3.03(a).

“Tag-Along Offer Price” has the meaning set forth in Section 3.03(a).

“Tag-Along Right” has the meaning set forth in Section 3.03(a).

“Tag-Along Shares” has the meaning set forth in Section 3.03(a).

“Tag-Along Transfer” has the meaning set forth in Section 3.03(a).

“Talecris Inc.” means Talecris Biotherapeutics, Inc., a Delaware corporation.

“Talecris LLC” has the meaning set forth in the Preamble.

“Third Party” means, with respect to any Stockholder, any Person other than such Stockholder, any Affiliate of such Stockholder, any of the immediate family (any relationship by blood, marriage or adoption, not more remote than first cousin) of such Stockholder or another Stockholder.

“Transfer” means any transfer, Sale, assignment, distribution, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance, security interest or other disposition of Shares or of a participation or other rights therein (including any contract therefor), whether direct or indirect or through any one or more intermediaries, voluntary or involuntary, by transfer by reorganization, merger, sale of substantially all of the assets or by operation of law, or for value or otherwise, or the entering into of a transaction or other arrangement by a Stockholder which has, or is intended to have, the effect of transferring any economic benefit and/or risks of the ownership of the Shares, or the entering into of any voting trust or other arrangement (other than as contemplated herein) with respect to voting rights of such Shares, or the transfer of an interest in any Person holding the Shares (directly or indirectly through any other Person in which such first-named Person holds an interest) or having other economic interest, direct or indirect, in the Shares. Any indirect Transfer shall include the transfer of any direct or indirect economic or beneficial interest in the Shares that would result in the transferee having the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Shares.

“Valuation Firm” has the meaning set forth in Section 3.05(g).

“Voting Stock” of any Person means capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person.

ARTICLE II

CERTAIN AGREEMENTS

Section 2.01                                Redemption Rights.

(a)                                  The Company may redeem or purchase any shares of capital stock of the Company, including, but not limited to, (i) redeem or repurchase any Shares from officers, former officers, employees, former employees, directors or former directors of the Company or its Affiliates upon the death, disability or termination of the employment of such officers, former officers, employees or former employees or termination of the term of such director or former director and (ii) redeem or repurchase Shares deemed to occur upon (A) the exercise of stock options if such Shares represent a portion of the exercise price thereof and (B) the withholding of a portion of the Shares granted or awarded to an employee to pay taxes associated therewith.

Section 2.02                                Preemptive Rights.

(a)                                  Subject to the exceptions set forth in Section 2.02(d), the Company shall:

(i)                                     not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange any Equity Interests of the Company unless the Company shall have first offered to sell such securities (the “New Issue Securities”) to each Stockholder (in each case, a “Preemptive Offeree”) in accordance with this Section 2.02; and

(ii)           offer to sell each Preemptive Offeree all or any portion of its Preemptive Share of any proposed issuance of New Issue Securities at the same price and on the same terms at which the Company proposes to sell such New Issue Securities, which shall have been specified by the Company in a written offer delivered to the Preemptive Offerees setting forth all of the terms and conditions of the offering of the New Issue Securities (the “Preemptive Right Notice”), which offer by its terms shall remain open and irrevocable for a period of 15 Business Days from receipt of the Preemptive Right Notice. The offer of the Company to sell the New Issue Securities shall expire after such 15-Business Day period. “Preemptive Share” shall equal (i) the number of shares of New Issue Securities multiplied by (ii) a fraction (A) the numerator of which is equal to the number of Fully Diluted Common Shares that would be owned by such Stockholder assuming the conversion, exercise or exchange of all Equity Interests of the Company owned by such Stockholder and (B) the denominator of which is equal to the Fully Diluted Common Shares.

(b)           Within 15 Business Days after receipt of the Preemptive Right Notice, the Preemptive Offeree may give notice to the Company of its intent to accept (a “Notice of Acceptance”) the Company’s offer to purchase all or any portion of its Preemptive Share of New Issue Securities, which Notice of Acceptance shall constitute an irrevocable acceptance of such offer. If the Company does not receive a Notice of Acceptance within such 15-Business Day period with respect to any New Issue Securities, such Preemptive Offeree shall be deemed to have waived its opportunity to purchase such New Issue Securities, and the Company shall be free to issue and sell such New Issue Securities (or other securities convertible into or exercisable or exchangeable for such New Issue Securities) to any Person on terms and conditions which, taken as a whole, are no less favorable to the Company, at any time within 180 days after the expiration of such 15-Business Day period. Any New Issue Securities not sold within 180 days after the expiration of such 15-Business Day period shall continue to be subject to the requirements of this Section 2.02.

(c)           Upon the closing of any such purchase of New Issue Securities, which shall include full payment to the Company of the purchase price therefor, each Preemptive Offeree shall purchase from the Company, and the Company shall sell to such Preemptive Offeree, the number of New Issue Securities specified in the Preemptive Offeree’s Notice of Acceptance, upon the terms and conditions specified in the Preemptive Right Notice.

(d)           The rights of the Preemptive Offerees under Section 2.02(a) shall not apply to any of the following New Issue Securities:

(i)            options or other Common Stock Equivalents to purchase shares of Common Stock issued to the Company’s or its Subsidiaries’ employees, consultants, directors or officers pursuant to stock option, stock purchase, restricted stock or similar equity or incentive-based compensation plans or agreements approved by the Company’s Board of Directors;

(ii)           New Issue Securities issued in connection with an IPO;

(iii)          New Issue Securities issued to a qualified institutional buyer in connection with an offering in accordance with Rule 144A under the Securities Act or any successor rule;

(iv)          New Issue Securities issued pursuant to the exercise, conversion or exchange of any then outstanding convertible or exchangeable securities, rights, options or warrants, including without limitation, the Senior Convertible Preferred Stock issued to Talecris LLC and the Series A Senior Convertible Preferred Stock issuable to Talecris LLC under the Junior Secured Convertible Notes;

(v)           New Issue Securities issued to lenders or purchasers of debt securities of the Company or Parent or their Subsidiaries in connection with debt incurred to such lenders or purchasers;

(vi)          New Issue Securities issued in consideration of an acquisition of the equity or assets of another Person, whether by sale, consolidation, merger or other similar transaction; and

(vii)         New Issue Securities issued as dividends or distributions generally to holders of Shares (including holders of Common Stock), or upon any subdivision or combination or similar recapitalization of Shares.

(e)           This Section 2.02 shall terminate immediately prior to the consummation of an IPO.

Section 2.03                                Exchange Rights.

(a)           Immediately prior to the consummation of an IPO of Parent or Change of Control of Parent, the IBR Parties, on the one hand, and Talecris LLC, on the other hand, will each be entitled to cause the Common Shares held by the IBR Parties to be exchanged for Equity Interests in Parent as comparable to the Common Stock as practicable (and in any event having a value no less, and terms and rights no less favorable to the IBR Parties, than those of their Common Shares (which terms and rights include those set forth in Section 2(h) and 2(i) of the Purchase Agreement)).

(b)           In the event Parent elects to cause the Company to become a wholly owned subsidiary of Parent (a “Roll-Up”), Talecris LLC will be entitled to cause the Common Shares to be exchanged for Equity Interests in Parent as comparable to the Common Stock as practicable (and in any event having a value no less, and terms and rights no less favorable to the IBR Parties, than those of their Common Shares (which terms and rights include those set forth in Section 2(h) and 2(i) of the Purchase Agreement)).

(c)           As soon as practicable and no fewer than 30 days prior to the consummation of an IPO or Change of Control of Parent or a Roll-Up, Talecris LLC will deliver to the IBR Parties written notice of such proposed IPO, Change of Control or Roll-Up (“Exchange Notice”), specifying the material terms thereof and information concerning the basis for the determination that the Equity Interests received by the IBR Parties in such exchange are as comparable as practicable to the Common Stock (as further described in Section 2(b)) and whether Talecris LLC is exercising its right to require the Shares held by the IBR Parties to be exchanged for Equity Interests in Parent in accordance with the requirements of Section 2.03(a) or 2.03(b), as applicable.

(d)           In connection with any exchange pursuant to this Section 2.03, Parent shall, upon written request of any IBR Party, furnish to such IBR Party such information and documentation concerning the proposed terms and rights with respect to such IBR Party exchange as such IBR Party may reasonably request, including, without limitation, information concerning the basis for the determination that the Equity Interests received by the IBR Parties in such exchange are as comparable as practicable to the Common Stock (as further described in Section 2(b)), including, without limitation, opinions prepared by accountants, investment bankers or other advisors in connection with such exchange.

(e)           Consistent with Section 8.10, upon the consummation of any exchange pursuant to Section 2.03(a) or Section 2.03(b):

(i)            the provisions of this Agreement shall be adjusted such that references in this Agreement to Shares shall be deemed to be references to the Exchange Shares references in this Agreement to the Company shall be deemed to be references to Parent; and

(ii)           References in the Purchase Agreement and Escrow Agreement (as defined in the Purchase Agreement) to “Holdings Common Stock” shall be deemed to be references to the Equity Interests of Parent issued is such exchange.

Section 2.04                                Par Value of Capital Stock.

All capital stock of the Company issued on or before the date of this Agreement has a par value of $0.01 per share. The Company, at the time it issues any shares of capital stock, shall set the par value at $0.01 per share and declare an amount equal to the aggregate par value thereof as stated capital and shall not thereafter increase the capital attributed to such shares.

ARTICLE III

RESTRICTIONS ON TRANSFER

Section 3.01                                General Restriction.

(a)           No IBR Party, without the prior written consent of the Company, which may be given or withheld in its absolute discretion, may Transfer or permit the Transfer of any Common Shares except as specifically provided below:

(i)            At any time, an IBR Party may Transfer any Common Shares to Permitted Transferees without complying with Sections 3.03 and 3.05 but subject to compliance with Section 3.06; provided, however, that no IBR Party may Transfer any Common Shares to any Permitted Transferee if the purpose of such Transfer is to dispose of such Common Shares; provided, further, that if any such Permitted Transferee, subsequent to the time of Transfer, ceases to be a “Permitted Transferee” as defined herein, such event shall be deemed a Transfer of Common Shares subject to the provisions of Section 3.01(a), except if prior to such Permitted Transferee ceasing to be such, the Common Shares are transferred to a Permitted Transferee.

(ii)           At any time, an IBR Party may Transfer any Common Shares as may be permitted by Section 3.03 or Section 3.05 or required by Section 2.03 or Section 3.04.

(iii)          Beginning 180 days after the consummation of an IPO (or such shorter period after the consummation of an IPO as may be permitted by the managing underwriters of the IPO), an IBR Party may Transfer any Common Shares without restriction, except as required by law; provided, however, that no

IBR Party shall be subject to any terms of any lock-up agreement, including the lock-up period, that are less favorable to such IBR Party than the terms of the lock-up agreement, including the lock-up period, applicable to (A) in the case of an IPO of the Company, Talecris LLC and the executive officers and directors of the Company; or (B) in the case of an IPO of the Parent, Cerberus, Ampersand and the executive officers and directors (or their equivalents) of the Parent.

(iv)          If at any time IBR determines to distribute Common Shares to its members, IBR shall notify Parent of such distribution in writing and shall identify its members entitled to receive such distribution. Each such member shall promptly execute a counterpart signature page to this Agreement in the form attached hereto, whereupon such IBR Party shall be deemed, as the date of execution of such counterpart signature page, to have made the representations set forth in Section 6.03 (severally and solely as to such member), to be a Permitted Transferee for purposes of this Agreement, and to be an IBR Party for purposes of this Agreement, and each such member shall succeed to the rights and obligations of IBR hereunder.

Section 3.02                                Legends.

The Company shall affix to each certificate evidencing Shares a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER    , 2006, AS IT MAY THEREAFTER BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL CORPORATE OFFICES OF THE ISSUER (THE “STOCKHOLDERS AGREEMENT”). NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

THE HOLDER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS ENTITLED TO CERTAIN RIGHTS AND SUBJECT TO CERTAIN OBLIGATIONS AS SET FORTH IN THE AFOREMENTIONED STOCKHOLDERS AGREEMENT.”

Section 3.03                                Tag-Along Rights.

(a)           If at any time Talecris LLC proposes to Sell (a “Tag-Along Transfer”), in a single transaction or series of transactions, fifty-one percent (51%) or more of its Shares held by it (the “Tag-Along Shares”) to a Third Party, each IBR Party shall have the opportunity to Sell its Pro Rata Share of the Tag-Along Shares (“Tag-Along Right”). Talecris LLC shall provide written notice (the “Tag-Along Offer Notice”) of such Tag-Along Transfer not later than 30 days prior to the consummation of the Tag-Along Transfer to the IBR Parties disclosing (i) the identity of the proposed purchaser, (ii) the number of Tag-Along Shares, (iii) the price at which the Tag-Along Shares are proposed to be Sold (the “Tag-Along Offer Price”), and (iv) all other material terms and conditions of the Tag-Along Transfer. Talecris LLC agrees to use commercially reasonable efforts to obtain the agreement of the prospective purchaser to the participation of the IBR Parties in the contemplated Tag-Along Transfer, and agrees not to Transfer any shares to a prospective purchaser that declines to allow the participation of the IBR Parties in accordance with this Section 3.03.

(b)           If any IBR Party desires to exercise the Tag-Along Right, it shall, prior to the expiration of 20 days after the Tag-Along Offer Notice is provided (the “Notice Period”), provide Talecris LLC with a written notice specifying the number of Common Shares which it has an interest in Selling pursuant to the Tag-Along Transfer (a “Notice of Interest”). The IBR Party exercising the Tag-Along Right may specify in the Notice of Interest a number of Common Shares that is greater than its Pro Rata Share (as defined below); provided, however, the Company, in its absolute discretion, may limit the number of Common Shares to be Sold by any IBR Party pursuant to this Section 3.03 to its Pro Rata Share. Delivery of a Notice of Interest shall constitute an irrevocable election by such IBR Party to Sell the number of Common Shares specified in such Notice of Interest pursuant to the terms of the Tag-Along Transfer at a price equal to the Tag-Along Offer Price. If any IBR Party delivers a Notice of Interest, it agrees that it will deliver to the closing of the Tag-Along Transfer certificates evidencing the Common Shares to be Sold by it in the Tag-Along Transfer duly endorsed in blank or accompanied by written instruments of transfer in form reasonably satisfactory to Talecris LLC executed by such IBR Party and will execute such other documents containing such terms and conditions (including customary representations and warranties that relate specifically to its Common Shares being Sold) that Talecris LLC may reasonably request in order to consummate the Tag-Along Transfer at the time specified by Talecris LLC. In the event that any IBR Party fails to deliver any of the foregoing on or before the closing, then such IBR Party will be deemed to have irrevocably waived all of its rights under this Section 3.03 with respect to any future Tag-Along Transfers. The “Pro Rata Share” which an IBR Party shall be entitled to Sell shall be a number of Common Shares equal to the product obtained by multiplying (x) the total number of Common Shares owned by such IBR Party by (y) a fraction, the numerator of which shall be the number of Fully Diluted Common Shares into which Shares proposed to be Sold by Talecris LLC are convertible, exercisable or exchangeable and the denominator shall be the total number of Shares owned by Talecris LLC, assuming the conversion, exercise or exchange of all Equity Interests of the Company owned by such Stockholder; provided, however, that if the proposed Third Party purchaser in the Tag-Along Transfer is not willing to purchase the total of the Tag-Along Shares to be Sold by Talecris LLC and the Pro Rata Share of each IBR Party at the same per unit Tag-Along Offer Price and on the same terms and conditions contained in the offer for the Tag-Along Transfer, then the number of the Tag-Along Shares to be Sold by Talecris LLC and the Pro Rata Share of each IBR Party shall be cut back pro rata (i.e., the number of Shares that each of Talecris LLC and the IBR Parties may Sell shall bear the same percentage to total number of Shares held by each of them, assuming the conversion, exercise or exchange of all Equity Interests of the Company owned by such Stockholder).

(c)           On the date of the consummation of the Tag-Along Transfer, Talecris LLC shall remit or cause to be remitted to the IBR Parties participating in the Tag-Along Transfer the total sales price of the Common Shares sold by such IBR Parties, as applicable, less a pro rata portion of the documented and reasonable out of pocket expenses (including, without limitation, reasonable legal fees and expenses) incurred by Talecris LLC in connection with such Tag-Along Transfer.

(d)           If, at the end of a Notice Period, any of the IBR Parties shall not have exercised its Tag-Along Right, each such IBR Party will be deemed to have waived all of its rights under this Section 3.03 with respect to the particular Tag-Along Transfer described in the applicable Tag-Along Offer Notice.

(e)           Section 3.03(a) shall not apply to any Sale by Talecris LLC (i) as part of a Public Offering by the Company in which the IBR Parties have been offered the right to participate on a pro rata basis, (ii) pursuant to an Approved Sale in which the IBR Parties have been offered the right to participate on a pro rata basis, (iii) to its Affiliates provided that any such Affiliate agrees in writing to be bound by the provisions of this Agreement affecting the Equity Interests so transferred or (iv) of less than 10% of the Shares beneficially owned by Talecris LLC as of the date hereof.

(f)            This Section 3.03 shall terminate immediately prior to the consummation of an IPO.

Section 3.04                                Drag-Along Right.

(a)           In the event that Talecris LLC proposes to Sell (the “Drag-Along Sale”) all or any portion of the Shares held by it to a Third Party in a single transaction or series of related transactions that would result in such Third Party and its Affiliates becoming the beneficial owner, directly or indirectly, of 50% or more of the Fully Diluted Common Shares of the Company, Talecris LLC may require each IBR Party to participate in such Drag-Along Sale and Sell the same percentage of its Common Shares, as the Fully Diluted Common Shares that would be Sold by Talecris LLC, assuming the conversion, exercise or exchange of all Equity Interests of the Company, represent to the total number of Fully Diluted Common Shares that would be held by Talecris LLC, assuming the conversion, exercise or exchange of all Equity Interests of the Company, on the same terms and conditions and at the same time or times as applicable to Talecris LLC.

(b)           Talecris LLC shall, promptly upon determining the terms of the Drag-Along Sale, deliver to IBR Parties written notice (the “Drag-Along Notice”) specifying the material terms of the Drag-Along Sale, including the identity of the purchaser to which the Drag-Along Sale is proposed to be made, the terms per Fully Diluted Common Share of such Sale and the costs expected to be incurred by Talecris LLC in connection with such Sale. In connection with any such Sale, each IBR Party will agree to make or agree to any customary representations, covenants, indemnities and agreements as Talecris LLC so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the numbers of Fully Diluted Common Shares into which Shares sold by each Stockholder are convertible, exercisable or exchangeable.

(c)           Each IBR Party agrees that it will deliver at the closing of the Drag-Along Sale certificates evidencing the Common Shares to be sold by such IBR Party in the Drag-Along

Sale duly endorsed in blank or accompanied by written instruments of transfer in form reasonably satisfactory to Talecris LLC executed by such IBR Party, and each IBR Party shall execute such other documents of transfer that Talecris LLC may reasonably request in order to consummate the Drag-Along Sale at the time specified by Talecris LLC.

(d)           On the date of the consummation of the Drag-Along Sale, Talecris LLC shall remit or cause to be remitted to each IBR Party its portion of the consideration for the Common Shares sold pursuant thereto less its proportionate share of the reasonable and documented costs (including, without limitation, reasonable legal fees and expenses) incurred in connection with such Drag-Along Sale, including costs incurred by the IBR Parties, to the extent not paid or reimbursed by the Company or the Third Party.

(e)           Anything herein to the contrary notwithstanding, Talecris LLC shall have no obligation to any IBR Party to Sell any Shares pursuant to this Section 3.04 as a result of any decision by Talecris LLC not to accept or consummate any Drag-Along Sale (it being understood that any and all such decisions shall be made by Talecris LLC in its sole discretion). The IBR Parties shall not be entitled to make any Sale of Common Shares directly to any Third Party pursuant to a Drag-Along Sale (it being understood that all such Sales shall be made only on the terms and pursuant to the procedures set forth in this Section 3.04).

(f)            This Section 3.04 shall terminate immediately prior to the consummation of an IPO.

Section 3.05                                Right of First Offer upon Sales of Shares.

(a)           If a Sale of all or any part of an IBR Party’s Common Shares is permitted pursuant to Section 3.01 hereof (other than as permitted under Section 3.01(a)(i) or Section 3.01(a)(ii) or as part of a Public Offering by the Company), then such IBR Party (the “Selling Party”) shall comply with the provisions of this Section 3.05. A Selling Party shall give written notice to the Company and Talecris LLC stating the Selling Party’s bona fide intention to make such Sale, the number of Common Shares proposed to be Sold and the price and other terms on which such Selling Party proposes to make such Sale. For purposes of this Agreement, any notice stating a Selling Party’s bona fide intention to Sell Common Shares shall hereinafter be called a “Selling Party’s Notice”; the Common Shares covered by any Selling Party’s Notice shall hereinafter be called the “Offered Shares”; and the price and other terms on which the Selling Party proposes to make such Sale shall hereinafter be called the “Offer Terms”. Each Selling Party’s Notice shall constitute an irrevocable offer by the Selling Party to Sell the Offered Shares on the Offer Terms to the Company and/or Talecris LLC.

(b)           The Company and Talecris LLC, acting jointly, may, within 30 days following the date of their receipt of the Selling Party’s Notice (the “Offer Period”), give the Selling Party a notice (the “Joint Notice”) that states (i) the maximum amount of such Offered Shares that the Company and/or Talecris LLC elects to purchase; (ii) that the election made in such notice is irrevocable; and (iii) that either the Company or Talecris LLC, or the Company and Talecris LLC together, irrevocably commit to purchase all, and not less than all, of the Offered Shares on the Offer Terms. In determining the allocation of the Offered Shares between the Company and Talecris LLC, the Company shall have the right to elect to purchase any amount of the Offered Shares up to the maximum amount, and Talecris LLC shall have the right to elect to purchase the remainder, if any, of the Offered Shares that the Company does not elect to purchase.

(c)           The closing of any purchase and Sale to the Company and/or Talecris LLC pursuant to this Section 3.05 shall take place on such date as the applicable parties shall mutually agree, but not later than 45 days following the expiration of the Offer Period.

(d)           Upon expiration of the Offer Period, without the Offered Shares being accepted in full by either or both Talecris LLC and the Company in accordance with this Section 3.05, the Selling Party shall be free, for 60 days following the expiration of the Offer Period, to Sell the Offered Shares to any Third Party pursuant to a bona fide offer in writing upon such terms and conditions as the Selling Party may desire; provided, however, that the Offered Shares may be Sold to the Third Party only if the per Offered Share purchase price actually and irrevocably paid by such Third Party is equal to or greater than 95% of the proposed purchase price contained in the Offer Terms.

(e)           Upon the request of the Company or Talecris LLC, the Selling Party shall provide to Talecris LLC with documentation in a form reasonably satisfactory to Talecris LLC that demonstrates compliance with Section 3.05(d).

(f)            If the Selling Party shall not have Sold all of the Offered Shares prior to the expiration of the 60-day period following the Offer Period, then the commitments set forth in the applicable Selling Party’s Notice and the Joint Notice shall terminate, the provisions of this Section 3.05 shall again apply, and such Selling Party shall not effect a Sale or offer to effect a Sale of any of its Common Shares not so Sold during such period without again complying with this Section 3.05.

(g)           If, pursuant to the Offer Terms, a Selling Party proposes to sell Offered Shares in exchange for consideration other than cash and the Company and/or Talecris LLC deliver a Joint Notice and commit to purchase the Offered Shares, the parties shall engage an investment banking firm of national reputation mutually acceptable to the parties (the “Valuation Firm”) to value such non-cash consideration for purposes of determining the price in cash that the Company and/or Talecris LLC shall pay such Selling Party for the Offered Shares. The Selling Party shall, and if applicable shall cause the proposed purchaser of the Offered Shares to, make available to the Valuation Firm all information reasonably necessary to permit the Valuation Firm to value such non-cash consideration. The parties will instruct the Valuation Firm to use its best efforts to complete the valuation as promptly as practicable. The determination of the Valuation Firm shall be binding on the parties. The Selling Party, on the one hand, and the Company and Talecris LLC, on the other hand, shall share equally in the costs, expenses and fees of the Valuation Firm.

(h)           This Section 3.05 shall terminate immediately prior to the consummation of an IPO.

Section 3.06           Agreement to be Bound.

(a)           No Transfer of Shares by any IBR Party, other than pursuant to Section 3.01(a)(iii), Section 3.03, Section 3.04 or Section 3.08 shall be effective unless the transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an agreement in form and substance reasonably satisfactory to the Company confirming that such transferee agrees to be bound by the terms of this Agreement, including, without limitation, Sections 3.01, 3.03, 3.04, 3.05, 3.07 and 5.02, and such transferee shall thereafter be deemed an IBR Party for purposes of this Agreement and shall succeed to the rights of any IBR Party hereunder.

(b)           Notwithstanding the provisions of Section 3.06(a) to the contrary, a Transfer of Common Shares by an IBR Party in accordance with the provisions of Section 3.08 only shall be effective if the transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an agreement in form and substance satisfactory to the Company and such transferee confirming that such transferee agrees to be bound by terms substantially similar to the terms of this Agreement; provided however, that such agreement shall not contain any of the restrictions contained in Section 3.05 hereof.

Section 3.07                                Compliance with Securities Laws.

No Stockholder shall Sell any securities of the Company, and the Company shall not transfer on its books any securities, unless (a) the Sale is pursuant to an effective Registration Statement under the Securities Act and under any applicable state securities or blue sky laws or (b) such Stockholder shall have furnished the Company with an opinion of counsel, to the extent reasonably required by the transfer agent of the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under applicable state securities or blue sky laws. The Company shall require an opinion of counsel for Sales by the IBR Parties in compliance with Rule 144 under the Securities Act or any successor rule. The Company acknowledges and agrees that a Sale made in compliance with the Securities Act and applicable state securities and blue sky laws to an entity owning, directly or indirectly, all the common equity of such Stockholder or any wholly owned direct or indirect subsidiary of such parent entity shall be deemed to be in compliance with this Agreement and no such opinion of counsel shall be required. From and after the date that is two years after the issuance of Common Shares to any IBR Party (calculated in accordance with Rule 144 under the Securities Act or any successor rule), the Company shall, upon request by such IBR Party and upon receipt of an opinion of counsel in form, substance and scope reasonably acceptable to the Company, to the effect that registration is not required under the Securities Act or any applicable state securities law or blue sky laws due to the applicability of an exemption therefrom, as promptly as practicable cause the first paragraph of the legend described in Section 3.02 (to the extent any portion of such legend is then inapplicable) to be removed from each certificate evidencing Common Shares held by such IBR Party.

Section 3.08                                Transfers following breach of Purchase Agreement section 2(h)(ii).

Notwithstanding any other provision of this Article III to the contrary (except Section 3.06(b)), if the Company fails to pay the Repurchase Price on or before the 30th day after the Repurchase Closing Date in accordance with Section 2(h)(ii) of the Purchase Agreement, then the restrictions on an IBR Party’s Transfer of the Common Shares contained in Sections 3.01(a) and 3.05 thereupon no longer shall prohibit such a Transfer by any IBR Party.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.01           Demand Registration Rights.

(a)           Commencing nine months following the consummation of an IPO (but not within any applicable lock-up period set forth in any underwriting or lock-up agreement for any Public Offering), the IBR Parties collectively have the one-time right (which may be exercised by the holders of at least 50% of the Registrable Securities held collectively by the IBR Parties), and Talecris LLC shall have an unlimited number of rights, to require the Company to file a Registration Statement under the Securities Act, covering all or any part of their respective Registrable Securities, by delivering a written notice therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof; provided, however, that during the period commencing nine months following the consummation of an IPO and ending on the one-year anniversary of such IPO the IBR Parties shall not be able to exercise such one-time right as of any date if another Registration Statement registering common stock or securities convertible into common stock (other than a Registration Statement on Form S-8) filed by the Company has been declared effective by the SEC on a date within the previous three months. Such request pursuant to this Section 4.01 is referred to herein as the “Demand Registration Request,” the registration so requested is referred to herein as the “Demand Registration” and the party making such request is the “Demanding Party.” As promptly as practicable, but no later than ten Business Days after receipt of the Demand Registration Request, the Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to all Stockholders party hereto and any other Stockholders with piggyback registration rights pursuant to Section 4.02 hereof or any similar agreement. In all instances, the Demanding Party and the Company shall cooperate in good faith regarding a Demand Registration Request should the Company have any planned offering(s), or had effectuated an offering of common stock or securities convertible into common stock (other than pursuant to a Registration Statement on Form S-8), within six months of such Demand Registration. Should the IBR Parties be a Demanding Party and should such Demanding Party and the Company agree to withdraw a Demand Registration Request pursuant to the previous sentence of this Section 4.01, the IBR Parties shall still have their one-time right for a Demand Registration Request.

(b)           The Company shall include in the Demand Registration the Registrable Securities of any Stockholders parties hereto or party to any other agreement providing similar piggyback registration rights that shall have made a written request to the Company for inclusion thereof in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such other Stockholders) within 30 days after the receipt of the Demand Exercise Notice.

(c)           The Company shall use its reasonable best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by the Demanding Party and the Company is then eligible to effect such a registration) of the Registrable Securities which the Company has been so requested to register by the Demanding Party and other Stockholders (to the extent permitted to be included in accordance with the terms hereof), for distribution, in accordance with such intended method of distribution and (ii) if requested by the Demanding Party, obtain acceleration of the effective date of the Registration Statement relating to such registration.

(d)           A registration requested pursuant to this Section 4.01 will not be deemed to have been effected unless the relevant Registration Statement has become effective; provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for an aggregate of more than 30 days in the 210 days following the date of effectiveness, such registration will be deemed not to have been effected.

(e)           If a requested registration pursuant to this Section 4.01 involves an underwritten offering, the Demanding Party shall have the right to select an investment banker or bankers of nationally recognized standing to administer the offering; provided, however, that such investment banker or bankers shall be reasonably satisfactory to the Company. The Company shall notify the Demanding Party if the Company objects to any investment banker or manager selected by the Demanding Party pursuant to this Section 4.01(e) within ten Business Days after the Demanding Party has notified the Company of such selection.

(f)            Notwithstanding anything to the contrary in this Section 4.01:

(i)            If the managing underwriter of any underwritten Public Offering shall advise the Stockholders participating in a Demand Registration that the Registrable Securities covered by the Registration Statement cannot be sold in such offering within a price range acceptable to the Demanding Party, then the Demanding Party shall have the right to notify the Company that it has determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement.

(ii)           If the Board of Directors of the Company determines in good faith that a Disadvantageous Condition exists, the Company shall, notwithstanding any other provision of this Article IV, be entitled, upon the giving of a written notice (a “Delay Notice”) to such effect to each holder of Registrable Securities included or to be included in such Registration Statement, to delay the filing of such Registration Statement until, in the judgment of the Board of Directors of the Company, such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the holders of the Registrable Securities with respect to which any such Registration Statement was to have been filed); provided, however, that such delay shall not exceed a period of 120 days from the date the Demand Registration Request is received by the Company; provided, further, that the Company may not utilize this right more than once in any twelve-month period.

(iii)          Notwithstanding the foregoing provisions of this Section 4.01(f), no Registration Statement filed and subsequently withdrawn pursuant to clause (i) or by reason of any existing or anticipated Disadvantageous Condition as provided in clause (ii) shall count as the one Registration Statement referred to in the limitation to IBR Parties in Section 4.01(g)(i).

(iv)          If, as a result of Section 4.01(g), fewer than all of the Registrable Securities of the IBR Parties as to which the IBR Parties demanded registration have been registered, then the IBR Parties shall be entitled to one additional demand registration right.

(g)           In connection with any Demand Registration Request, if the managing underwriter shall advise the Company that, in its view, the number of securities (including all Registrable Securities) that the Company and holders of Registrable Securities intend to include in such registration exceeds the largest number of securities which can be sold in such offering at a price reasonably acceptable to the Demanding Party (the “Demand Registration Maximum Offering Size”), the Company will include first in such registration, Registrable Securities in the following priority, up to the Demand Registration Maximum Offering Size:

(i)            first, the Registrable Securities that the Demanding Party proposes to include in such registration or, in the case of a demand by Talecris LLC, the Registrable Securities of Talecris LLC and the IBR Parties pro rata on the basis of the relative number of Registrable Securities each such holder has requested to be included in such registration;

(ii)           second, the Registrable Securities that the Company proposes to include in such registration; and

(iii)          third, the Registrable Securities that other Stockholders propose to include in such registration.

(h)           In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4.01 with respect to any Demanding Party, during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 4.02 hereof.

Section 4.02           Piggyback Registration Rights.

(a)           At any time commencing six months following an IPO, if the Company proposes to register any shares of Common Stock under the Securities Act on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, each holder of Registrable Securities will have the right to include its Registrable Securities in such registration in accordance with this Section 4.02 and the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so, describing the number of shares to be registered for sale and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering of its Common Stock and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a “best efforts” or “firm commitment” underwriting). Upon the written request of any holder of Registrable Securities delivered to the Company within 10 days after such notice shall have been received by such holder (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such holder and shall confirm that such holder will dispose of such Registrable Securities pursuant to the Company’s intended method of disposition), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the Company’s intended method of disposition) of the Registrable Securities so to be registered; provided, however, that:

(i)            if such registration involves an underwritten offering, all holders of Registrable Securities requesting to be included in such registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company;

(ii)           if, at any time after giving such written notice of its intention to register any of such Registrable Securities for sale, and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason to withdraw such Registration Statement, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that has requested to register Registrable Securities and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration; provided, however, that all Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4.04 hereof; and

(iii)          the Company shall have no obligation to provide piggy back registration rights pursuant to this Section 4.02 during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 4.01 hereof; provided, however, that the Company is using its reasonable best efforts to cause such registration statement to become effective and all Registrable Securities requested by the holders to be registered shall have been so registered.

(b)           In connection with any Public Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 4.02, if the managing underwriter shall advise the Company that, in its view, the number of securities (including all Registrable Securities) that the Company and holders of Registrable Securities intend to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the “Piggyback Registration Maximum Offering Size”), the Company will include in such registration, in the following priority, up to the Piggyback Registration Maximum Offering Size:

(i)            first, all the securities that the Company proposes to include in such registration; and

(ii)           second, all securities requested to be included in such registration by all other holders of securities which are entitled to incidental registration rights (allocated, if necessary for the offering not to exceed the Piggyback Registration Maximum Offering Size, pro rata among such holders on the basis of the relative number of securities each such holder shall have requested to be included in such registration).

(c)           If a Stockholder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Stockholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of securities, all upon the terms and conditions set forth herein.

Section 4.03           Registration on Form S-3.

After the date on which the Company or Parent has effected an IPO, if the Company is entitled to use Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of securities, any IBR Party may require, upon written notice specifying that such notice is being made pursuant to this Section 4.03, that the Company file a Registration Statement on Form S-3 for a public offering of securities having an aggregate value of at least $10 million; provided, however, that the Company will not be obligated to effect more than one Form S-3 Registration Statement in any twelve-month period. Any such offering shall not be required to be underwritten.

Section 4.04           Registration Expenses.

The Company shall pay all Registration Expenses in connection with the registration of Registrable Securities effected by it pursuant to this Article IV. “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Article IV, including, without limitation, all registration, filing and qualification fees (including filing fees with respect to the NASD), all fees and expenses of complying with state securities or “blue sky” laws (including reasonable fees and disbursements of underwriters’ counsel in connection with any “blue sky” memorandum or survey), all printing expenses, all listing fees, all registrars’ and transfer agents’ fees, the fees and disbursements of counsel for the Company and of its independent certified public accountants, including the expenses of any special audits and/or “comfort” letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions, applicable transfer taxes, if any, and the fees and disbursements of the attorneys-in-fact, the custodian and counsel for the sellers of Registrable Securities. Notwithstanding the foregoing, the Company shall not be responsible for any other underwriters’ fees or expenses related to a broken transaction that the Company did not cause.

Section 4.05           Registration Procedures.

(a)           If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article IV, the Company will:

(i)            promptly prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable thereafter;

(ii)           prepare and file with the Commission such amendments (including any statutory prospectus, preliminary prospectus or issuer free writing prospectus or any amendment or supplement) and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such Registration Statement until the earlier of

(a) such time as all such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement and (b) the expiration of six months from the date such Registration Statement first becomes effective;

(iii)          furnish to each seller of such Registrable Securities such number conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such Registration Statement or Prospectus and such other documents as such seller may reasonably request in order to facilitate the Sale of such Registrable Securities;

(iv)          register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in respect of doing business in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v)           furnish to each seller of Registrable Securities, on the date that the Registrable Securities are delivered to the underwriters for sale in connection with a Public Offering, or, if such registration does not involve a Public Offering on the date that the Registration Statement with respect to such Registrable Securities becomes effective, (a) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in a Public Offering, addressed to the underwriters, if any, or if there are no such underwriters, to the sellers of Registrable Securities in such registration and (b) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in a Public Offering, addressed to the underwriters, if any, or if there are no such underwriters, to the sellers of Registrable Securities;

(vi)          promptly notify each seller of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and if it is necessary to amend or supplement such Prospectus to comply with applicable law, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such

Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with applicable law;

(vii)         comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least twelve months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(viii)        send appropriate officers of the Company to attend any “road shows” and analyst presentations and otherwise use commercially reasonable efforts to cooperate as requested by the underwriters or sellers of Registrable Securities in the offering, marketing or selling of the Registrable Securities;

(ix)           cause all such Registrable Securities registered pursuant hereto to be listed on a securities exchange or quoted on any interdealer quotation system, if such listing or quotation is then permitted under the rules of such exchange or quotation system, and provide a transfer agent, registrar and CUSIP number for such Registrable Securities no later than the effective date of such Registration Statement; and

(x)            issue to any underwriter to which any holder of Registrable Securities may sell such Registrable Securities in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing shares of Common Stock without the legends described in Section 3.02.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by applicable law or by the Commission in connection therewith. The Company shall have no obligation to go effective or incur costs until the seller of such Registrable Securities provides such information to the Company; provided, however, that if the applicable Registration Statement is a resale shelf registration statement filed pursuant to Rule 415 under the Securities Act, the Company shall have the right to exclude such seller from the table of selling stockholders set forth in such Registration Statement pending receipt of such information but not to delay the preparation, filing or declaration of effectiveness of such Registration Statement to the extent that such Registration Statement is for the benefit of other selling stockholders and such other selling stockholder(s) caused the Company to file such Registration Statement.

(b)           If requested by the underwriters for any Public Offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under Section 4.01 or 4.02 hereof, the Company and the Stockholders will enter into and perform its respective obligations under an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and the Stockholders and such other terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Sections 4.07 and 4.08 hereof.

(c)           If any registration pursuant to Section 4.01 or 4.02 hereof shall be in connection with an underwritten Public Offering, each Stockholder that includes Registrable Securities in such Public Offering agrees, if so required by the managing underwriter(s), not to effect any public sale or distribution (including any sale pursuant to Rule 144) of Registrable Securities (other than as part of such underwritten Public Offering) within seven days prior to the anticipated effective date of the Registration Statement with respect to such underwritten Public Offering or 90 days after the effective date of such Registration Statement; provided, however, that the 90 day period referred to in this Section 4.05(c) may be extended to up to 180 days upon the managing underwriter’s or underwriters’ reasonable request.

(d)           The Company agrees, if so required by the managing underwriter(s) in connection with an underwritten Public Offering of Registrable Securities pursuant to Section 4.01 or 4.02, not to effect any public sale or distribution of any of its Equity Interests (other than as part of such underwritten Public Offering) within seven days prior to the anticipated effective date of the Registration Statement with respect to such underwritten Public Offering or 90 days after the effective date of such Registration Statement, except in connection with any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement registered on Form S-8 or an acquisition, merger or exchange offer; provided, however, that the 90-day period referred to in this Section 4.05(d) may be extended to up to 180 days upon the managing underwriter’s or underwriters’ reasonable request.

(e)           It is understood that in any underwritten offering of Registrable Securities in addition to the shares (the “Initial Shares”) the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional shares (the “Overallotment Option Shares”) equal to up to 15% of the Initial Shares (or such other maximum amount as the NASD may then permit), solely to cover over-allotments. Shares proposed to be sold by the Company and the holders of Registrable Securities shall be allocated between Initial Shares and Overallotment Option Shares as agreed or, in the absence of agreement, pursuant to Sections 4.01 or 4.02 hereof.

(f)            No holder of Registrable Securities may participate in any Public Offering hereunder unless such holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Article IV.

Section 4.06           Preparation; Reasonable Investigation.

In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be reasonably necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

Section 4.07           Indemnification.

(a)           In the case of any Registration Statement filed under the Securities Act pursuant to Section 4.01 or Section 4.02, the Company will, and hereby does, indemnify and hold harmless, the seller of any Registrable Securities covered by such Registration Statement, its directors, officers and employees, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities, each officer, director and employee of each such underwriter, and each other Person, if any, who controls such seller, or each officer, director an employee of such seller, such underwriter, or each officer, director and employee of such underwriter, within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, claims, damages, liabilities and expenses, joint or several, to which any such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement (including any document incorporated by reference therein) under which the Registrable Securities were registered under the Securities Act or any statutory prospectus, preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or other federal or state law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other federal or state law; and the Company will reimburse each such Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, statutory prospectus, preliminary prospectus, issuer free writing prospectus or blue sky filing or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company for use in the preparation thereof by such seller, underwriter or non-selling controlling Person, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Person and shall survive the transfer of such securities by such the seller.

(b)           The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to this Article IV, that the Company shall have received an undertaking reasonably satisfactory to it from (i) the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.07(a) hereof, except that any such prospective seller shall not in any event be liable to the Company pursuant thereto for an amount in excess of the net proceeds of the sale of such prospective seller’s Registrable Securities so to be sold) the Company, each officer, director and employee of the Company, each underwriter of such securities, each officer, director and employee of each such underwriter and each other Person, if any, who controls the Company or any such underwriter or any officer, director or employee thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) each such underwriter of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.07(a) hereof) the Company, each officer, director and employee of the Company, each prospective seller, each officer, director and employee of each prospective seller and each other Person, if any, who controls the Company or any such prospective seller or any officer, director or employee thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any statement in or omission from such Registration Statement, any Prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or such underwriter, as the case may be, to the Company for use in the preparation of such Registration Statement, Prospectus, amendment or supplement; provided, however, that the indemnity agreement contained in this subsection 4.07(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) if such settlement is effected without the consent of the indemnifying party; provided that in no event shall any indemnity under this subsection 4.07(b) exceed the net proceeds from the offering received by such indemnifying party. Such indemnity shall remain in full force and effect regardless of any investigation made by the indemnified party and shall survive the transfer of such securities by such seller.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (including any investigation by any Governmental Authority) involving a claim referred to in Section 4.07(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Section 4.07, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case, the indemnifying party shall not be liable for the fees and expenses of more than one (1) counsel for all sellers of Registrable Securities, or more than one counsel for the underwriters in connection with any one (1) action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

Section 4.08           Contribution.

(a)           If the indemnification provided for in Section 4.07 is unavailable to the indemnified parties in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) as among the Company and each of the selling holders of Registrable Securities covered by a Registration Statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and each such selling holder, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and each such selling holder, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company, on the one hand, and each selling holder of Registrable Securities covered by a Registration Statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such selling holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and each such selling holder, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and each such selling holder bears to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and any selling holder, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and any such selling holder or by the underwriters. The relative fault of the Company, on the one hand, and of each such selling holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or any such selling holder, and the parties’ (including as between selling holders) relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)           The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each holder of Registrable Securities to contribute pursuant to this Section 4.08 is several in the proportion that the proceeds of the offering received by such holder bears to the total proceeds of the offering received by all the holders and not joint.

Section 4.09           Nominees of Beneficial Owners.

In the event that any Registrable Securities are held by a nominee for the Beneficial Owner thereof, the Beneficial Owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the Beneficial Owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such Beneficial Owner’s ownership of such Registrable Securities.

ARTICLE V

INFORMATION RIGHTS

Section 5.01           Requested Information.

In connection with any proposed Sale of Common Shares by any IBR Party pursuant to Section 3.01(a)(i) or Section 3.08 (other than as part of a Public Offering by the Company), upon written request by such IBR Party,  the Company shall use its reasonable best efforts to cooperate with such IBR Party, at such IBR Party’s sole cost and expense, to provide information reasonably necessary to allow the potential purchaser to evaluate such Sale, subject to the prior execution by the potential purchaser of a customary confidentiality agreement reasonably satisfactory to the Company.

Section 5.02           Confidentiality.

(a)           The IBR Parties from time to time will receive or have access to Confidential Information pursuant to this Agreement. “Confidential Information” means (i) all information, data, agreements, documents, reports and records which are oral or in writing containing information concerning the Company or its Affiliates or their businesses or assets, and (ii) all memoranda, notes, analyses, compilations, studies or other documents which include any such Confidential Information, whether prepared by the Company, an IBR Party or their respective Affiliates, directors, employees, managers, members, partners, representatives or agents (including attorneys, consultants, lenders, potential investors and financial advisors) (collectively, “Representatives”); provided, however, that “Confidential Information” does not include (i) information which is obtained by such IBR Party after the date hereof from a source other than the Company or its Affiliates or their respective Representatives, (ii) information which is or becomes generally available to the public other than as a result of a disclosure by an IBR Party in violation of this Section 5.02, or (iii) information developed independently by an IBR Party after the date hereof without use of the Confidential Information.

(b)           No IBR Party, nor any Affiliate of any IBR Party, shall disclose or permit or cause to be disclosed any Confidential Information to any Person nor use any Confidential

Information for its own purposes or its own account, except as provided in subsections (c) through (e) below and Section 5.01.

(c)           An IBR Party (a “Disclosing Party”) may disclose the Confidential Information to its Representatives who (x) need to know such information to permit its Representatives to review and evaluate such Disclosing Party’s investment in the Company, (y) are informed of the confidential nature of the Confidential Information and (z) agree to maintain the confidentiality of the Confidential Information. The Disclosing Party agrees to be fully responsible for any breach of this Section 5.02 by any of its Representatives.

(d)           Notwithstanding anything to the contrary set forth in this Section 5.02, if an IBR Party or any of its Representatives are required to disclose any Confidential Information pursuant to any applicable law, rule or regulation or a subpoena, court order, similar judicial process, regulatory agency or stock exchange rule, such IBR Party will, if possible, promptly notify the Company of any such requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 5.02. If such order is not obtained, such IBR Party and its Representatives will disclose only that portion of the Confidential Information which they are advised by counsel that they are legally required to so disclose.

ARTICLE VI

REPRESENTATIONS

Section 6.01           Representations of the Company.  The Company represents and warrants that:

(a)           Due Organization, Good Standing and Power. The Company is a corporation and is duly organized or formed, validly existing and in good standing under the laws of the state of Delaware. The Company has all requisite corporate or other power and authority to own or lease and to operate its assets and to conduct the business now being conducted by it. The Company is duly authorized, qualified or licensed to do business as a foreign corporation or other organization in good standing in each of the jurisdictions in which its ownership of property or the conduct of its business requires such authorization, qualification or licensing, except where the failure to have such authorization, qualification or licensing could not reasonably be expected to have a material adverse effect on the Company, or on the performance of its obligations hereunder. The Company has all requisite corporate or other power and authority under Applicable Law and its charter documents to enter into this Agreement and to perform its obligations hereunder.

(b)           Authorization and Validity of Agreement. The execution and delivery of this Agreement by the Company and the performance by it of the obligations hereunder have been duly authorized and approved by all necessary corporate or other action under Applicable Law and the relevant Charter Documents on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) limited by general principles of Applicable Law regarding the enforceability of arbitral awards and judicial decisions.

(c)           Lack of Conflicts. Neither the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder does or will (i) conflict with, or result in the breach of any provision of, the Charter Documents of the Company, (ii) violate any Applicable Law or any permit, order, award, injunction, decree or judgment of any Governmental Authority applicable to or binding upon the Company or to which any of the properties or assets of the Company is subject or (iii) violate, conflict with or constitute a material breach or termination of, or give any Person the right to terminate, or constitute a material default, event of material default or an event that, with notice, lapse of time or both, would constitute a material default or event of material default, under the terms of any agreement to which the Company is party.

(d)           No Consents. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder do not require any Governmental Approval. No consent (other than Governmental Approvals) will be required to be obtained by the Company for the performance of its obligations hereunder.

(e)           Issued and Outstanding Shares. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(f)            Charter Documents. Attached hereto as Exhibit A, Exhibit B, Exhibit C and Exhibit D are true, complete and correct copies of the Company’s Certificate of Incorporation, Series A Senior Convertible Preferred Stock Designations, Series B Senior Convertible Preferred Stock Designations and Junior Preferred Stock Designations, respectively, certified as of a recent date by the Secretary of State of Delaware, none of which have been amended or modified since the date of such certification.

Section 6.02           Representations of Talecris LLC. Talecris LLC represents and warrants that:

(a)           Due Organization, Good Standing and Power. Talecris LLC is a limited liability company and is duly organized or formed, validly existing and in good standing under the laws of the state of Delaware. Talecris LLC has all requisite company or other power and authority to own or lease and to operate its assets and to conduct the business now being conducted by it. Talecris LLC is duly authorized, qualified or licensed to do business as a foreign corporation or other organization in good standing in each of the jurisdictions in which its ownership of property or the conduct of its business requires such authorization, qualification or licensing, except where the failure to have such authorization, qualification or licensing could not reasonably be expected to have a material adverse effect on Talecris LLC or on the performance of its obligations hereunder. Talecris LLC has all requisite company or other power and authority under Applicable Law and its Charter Documents to enter into this Agreement and to perform its obligations hereunder.

(b)           Authorization and Validity of Agreement. The execution and delivery of this Agreement by Talecris LLC and the performance by Talecris LLC of the obligations hereunder have been duly authorized and approved by all necessary company or other action under Applicable Law and the relevant Charter Documents on the part of Talecris LLC and do not require the approval of the equity holders of Talecris LLC. This Agreement has been duly executed and delivered by Talecris LLC and constitutes the legal, valid and binding obligation of Talecris LLC enforceable against it in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) limited by general principles of Applicable Law regarding the enforceability of arbitral awards and judicial decisions.

(c)           Lack of Conflicts. Neither the execution and delivery of this Agreement by Talecris LLC or the performance by Talecris LLC of its obligations hereunder does or will (i) conflict with, or result in the breach of any provision of, the Charter Documents of Talecris LLC, (ii) violate any Applicable Law or any permit, order, award, injunction, decree or judgment of any Governmental Authority applicable to or binding upon Talecris LLC or to which any of the properties or assets of Talecris LLC is subject or (iii) violate, conflict with or constitute a material breach or termination of, or give any Person the right to terminate, or constitute a material default, event of material default or an event that, with notice, lapse of time or both, would constitute a material default or event of material default, under the terms of any agreement to which Talecris LLC is party.

(d)           No Consents. The execution and delivery of this Agreement by Talecris LLC and the performance by Talecris LLC of its obligations hereunder do not require any Governmental Approval. No consent (other than Governmental Approvals) will be required to be obtained by Talecris LLC for the performance of their respective obligations hereunder.

(e)           Ownership. Cerberus and Ampersand collectively beneficially own 100% of the membership interests in Talecris LLC.

Section 6.03           Representations of IBR. Each IBR Party, severally as to itself, represents and warrants that:

(a)           Due Organization, Good Standing and Power. If such IBR Party is a limited liability company, corporation or other entity, such IBR Party is a limited liability company duly organized, corporation or other entity, validly existing and in good standing under the laws of its state of formation. If such IBR Party is a limited liability company, corporation or other entity, such IBR Party has all requisite company, corporation or other power and authority under Applicable Law and its charter documents to enter into this Agreement, own the Common Shares and perform its obligations hereunder. If such IBR Party is an individual, such IBR Party is an adult and sui juris.

(b)           Authorization and Validity of Agreement. If such IBR Party is a limited liability company, corporation or other entity, the execution and delivery of this Agreement by such IBR Party and the performance of such IBR Party’s obligations hereunder have been duly authorized and approved by all necessary company, corporate or other action under Applicable Law and the relevant charter documents on the part of such IBR Party and does not require the approval of the equity holders of such IBR Party, except for such approvals as have been obtained prior to the date of such IBR Party’s execution of this Agreement. This Agreement has been duly executed and delivered by such IBR Party and constitutes the legal, valid and binding obligation of such IBR Party, enforceable against such IBR Party in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (iii) limited by general principles of Applicable Law regarding the enforceability of arbitral awards and judicial decisions.

(c)           Lack of Conflicts. Neither the execution and delivery of this Agreement by such IBR Party or the performance of such IBR Party’s obligations hereunder does or will (i) conflict with, or result in the breach of any provision of, the charter documents of such IBR Party, if such IBR Party is a limited liability company or other entity, (ii) violate any Applicable Law or any permit, order, award, injunction, decree or judgment of any Governmental Authority applicable to or binding upon such IBR Party or to which any of such IBR Party’s properties or assets is subject, or (iii) violate, conflict with or constitute a material breach or termination of, or give any Person the right to terminate, or constitute a material default, event of material default or an event that, with notice, lapse of time or both, would constitute a material default or event of material default, under the terms of any agreement to which such IBR Party is party.

(d)           No Consents. The execution and delivery of this Agreement by such IBR Party and the performance of its obligations hereunder do not require any Governmental Approval. No consent (other than Governmental Approvals) will be required to be obtained by such IBR Party for the performance of its obligations hereunder.

ARTICLE VII

INDEMNIFICATION

Section 7.01           Indemnification. Subject to the provisions of Section 4.07 and Section 4.08:

(a)           Indemnity by the Company. The Company shall indemnify and hold harmless the IBR Parties and Talecris LLC against any and all claims or losses now existing or hereinafter arising, whether known or unknown, out of: (i) any inaccuracy in any of the representations or breach of any of the warranties made in this Agreement by the Company or (ii) any breach or default in performance of any of the obligations that are to be performed by the Company under this Agreement.

(b)           Indemnity by Talecris LLC. Talecris LLC shall indemnify and hold harmless the IBR Parties and the Company against any and all claims or losses now existing or hereinafter arising, whether known or unknown, out of: (i) any inaccuracy in any of the representations or breach of any of the warranties made in this Agreement by Talecris LLC or (ii) any breach or default in performance of any of the obligations that are to be performed by Talecris LLC under this Agreement.

(c)           Indemnity by the IBR Parties. The IBR Parties shall indemnify and hold harmless the Company and Talecris LLC against any and all claims or losses now existing or hereinafter arising, whether known or unknown, out of: (i) any inaccuracy in any of the representations or breach of any of the warranties made in this Agreement by the IBR Parties or (ii) any breach or default in performance of any of the obligations that are to be performed by the IBR Parties under this Agreement.

(d)           Survival. The right to indemnification under this Section shall survive indefinitely.

Section 7.02           Enforcing Claims Under Indemnity.

(a)           If an Indemnified Party intends to seek indemnity under this Article VII, such Indemnified Party shall promptly notify the Indemnifying Party in writing of such claims setting forth the amount of the claim or loss, if known, and the method of computation thereof, if known, and containing a reference to the section of this Agreement under which the Indemnified Party seeks indemnification; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party unless it is actually prejudiced thereby. If the Indemnifying Party fails to grant the Indemnified Party with the indemnity requested, the Indemnified Party may seek to enforce this provision in accordance with Section 8.05.

(b)           In the event such claim involves a claim by a third Person against the Indemnified Party, the Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and if it so decides, the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnifying Party may so undertake, conduct and control the settlement or defense thereof only if it acknowledges in writing its indemnification obligations hereunder and the Indemnified Party may participate (subject to the Indemnifying Party’s control) in such settlement or defense through counsel chosen by it; provided, further that the fees and expenses of such Indemnified Party’s counsel shall be borne by the Indemnified Party. If the defendants in any action include the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by its counsel in writing that there are legal defenses available to the Indemnified Party which are materially different from or in addition to those available to the Indemnifying Party, the Indemnified Party shall have the right to employ its own counsel in such action, and, in such event, the reasonable fees and expenses of such counsel shall be borne by the Indemnifying Party. The Indemnifying Party may, without the consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment in any action involving only the payment of money (A) which includes as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a duly executed written release of the Indemnified Party from all Liability in respect of such action which written release shall be reasonably satisfactory in form and substance to the Indemnified Party and (B) if there is no finding or admission of any violation of law or any violation of any Person and no effect on any other claims that may be made against the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action involving relief other than the payment of money in any manner that, in the reasonable judgment of the Indemnified Party, would materially and adversely affect the Indemnified Party; provided, however, that if the Indemnified Party shall fail or refuse to consent to a settlement, compromise or judgment proposed by the Indemnifying Party and approved by the third Person in any such action and a judgment thereafter shall be entered or a settlement or compromise thereafter shall be effected on terms less favorable in the aggregate to the Indemnified Party than the settlement, compromise or judgment proposed by the Indemnifying Party and approved by the third Person on such action, the Indemnifying Party shall have no Liability hereunder with respect to any claim or loss in excess of those that were provided for in such settlement, compromise or judgment so proposed by the Indemnifying Party or any costs or expenses related to such claim arising after the date such settlement, compromise or judgment was so proposed. So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim, unless such settlement includes as an unconditional term thereof the delivery by the claimant or plaintiff and by the Indemnified Party to the Indemnifying Party of duly executed written releases of the Indemnifying Party from all Liability in respect of such claim which written releases shall be reasonably satisfactory in form and substance to the Indemnifying Party.

The Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnification is sought pursuant to this Section 7.02. If the Indemnifying Party does not notify the Indemnified Party, within 30 days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder, that it elects to undertake the defense thereof or does not acknowledge its indemnification obligations with respect thereto, the Indemnified Party shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

(c)           The Indemnified Party shall cooperate with the Indemnifying Party in pursuing reasonable remedies against third parties, including any insurance carrier or potential indemnitor, other than the Indemnifying Party, to recover any claim or loss against the Indemnified Party; provided, however, the Indemnified Party shall only be required to initiate litigation or other formal claims procedure to seek remedies against such third parties when requested by the Indemnifying Party in the exercise of reasonable business judgment; provided, further, the Company shall only be required to participate as a party claimant against any of its customers where its participation is reasonably necessary to assure recovery of a claim or loss that the Company has demanded that IBR is obligated to pay. All costs incurred by the Indemnified Party in pursuing such remedies at the request of the Indemnifying Party shall be borne by the Indemnifying Party. The Indemnifying Party shall not delay any payments due and owing the Indemnified Party under this Article 7 while claims are being pursued against any third parties under this Section 7.02.

Section 7.03           Exclusive Remedies.

OTHER THAN PURSUANT TO THE TERMS OF SECTIONS 4.07 AND 4.08, THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE VII SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES FOR THE BREACH OF ANY REPRESENTATION OR WARRANTY IN THIS AGREEMENT AND FOR THE NON-PERFORMANCE OF ANY COVENANT AND AGREEMENT IN THIS AGREEMENT (ABSENT ACTUAL FRAUD). FOR THE CONSIDERATION PROVIDED HEREIN EACH PARTY HEREBY COVENANTS AND AGREES NOT TO SUE ANY OTHER PARTY UPON ANY CLAIM, DEMAND, OR CAUSE OF ACTION RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR CAUSE OF ACTION FOR INDEMNITY OR CONTRIBUTION, ON ANY BASIS OTHER THAN PERMITTED UNDER THE TERMS PROVIDED IN THIS ARTICLE VII (OTHER THAN A CLAIM BASED ON ACTUAL FRAUD).

ARTICLE VIII

MISCELLANEOUS

Section 8.01           Consent to Assignment.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and it is not intended to confer upon any other person any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties without the prior written consent of the other party hereto, except that each party may at any time assign any or all of its rights or obligations hereunder to one of its wholly owned subsidiaries (but no such assignment shall relieve such party of any obligations under this Agreement). Notwithstanding the foregoing, the Company may assign this Agreement and any or all rights or obligations hereunder to (i) any Affiliate of the Company provided that any such Affiliate becomes a party to this Agreement, (ii) any lender of the Company as collateral security or (iii) any successor in interest to the Company; provided that any such successor becomes a party to this Agreement; provided that no assignment under (i), (ii) or (iii) above shall relieve the Company from any obligation hereunder. Any IBR Party may assign this Agreement and any or all rights or obligations hereunder to (i) any Permitted Transferee, provided that any such Permitted Transferee becomes a party to this Agreement or (ii) any successor in interest to such IBR Party, provided that any such successor becomes a party to this Agreement; provided that no assignment under (i) or (ii) above shall relieve IBR from any obligation hereunder. Talecris LLC may assign this Agreement and any or all rights or obligations hereunder to (i) any Affiliate of Talecris LLC to which Talecris LLC transfers Shares in accordance with this Agreement, provided that any such Affiliate becomes a party to this Agreement, and (ii) any successor in interest to Talecris LLC provided that any such assignee becomes a party to this Agreement; provided that no assignment under (i) or (ii) above shall relieve Talecris LLC from any obligation hereunder. Any purported assignment in contravention of this Section 8.01 shall be void.

Section 8.02           Entire Agreement and Amendments.

This Agreement constitutes the entire agreement among the parties, and merges and supersedes all previous agreements and understandings among the parties, whether oral or written, relating to the subject matter hereof. No amendment, modification or interpretation of this Agreement will have any effect unless it is reduced to writing, makes specific reference to this Agreement and is signed by all of the parties.

Section 8.03           Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing and if mailed by prepaid first-class mail or certified mail, return receipt requested, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the earlier of the date shown on the receipt or three Business Days after the postmarked date thereof and, if telexed or telecopied, the original notice shall be mailed by prepaid first class mail within twenty-four (24) hours after sending such notice by telex or telecopy, and shall be deemed to have been received on the next Business Day following dispatch and acknowledgment of receipt by the recipient’s telex or telecopy machine. In addition, notices hereunder may be delivered by hand, in which event the notice shall be deemed effective when delivered, or by overnight courier, in which event the notice shall be deemed to have been received on the next Business Day following delivery to such courier. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

If to the Company or Talecris LLC:

Talecris Biotherapeutics Holdings Corp.

PO Box 110526

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park

North Carolina, USA 27709

Fax: (919) 316-6669

Attention: General Counsel

Copy to:

Reed Smith LLP

599 Lexington Avenue

29th Floor

New York, NY 10022

Fax:  (212) 521-5450

Attention: David M. Grimes, Esq.

If to the IBR Parties:

International BioResources, L.L.C.

1100 Camellia Boulevard

Suite 201

Lafayette, Louisiana 70508

Fax:  (337) 216-6644

Attention:  Rodney Savoy

and

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103

Fax:  (212) 318-3400

Attention:  Neil Gold, Esq.

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 8.03.

Section 8.04           Non-Waiver.

The waiver by any party of any breach of any term, covenant, condition or agreement contained herein or any default in the performance of any obligations hereunder shall not be deemed to be a waiver of any other breach or default of the same or of any other term, covenant, condition, agreement or obligation.

Section 8.05           Governing Law, Jurisdiction.

(a)           This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

(b)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any Delaware State court or federal court of the

United States of America sitting in Delaware, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Delaware State court or, to the extent permitted by law, in such federal court. Each of the parties agrees that any action or proceeding arising out of or relating to this Agreement that is subject to the jurisdiction of the Delaware Superior Court rather than the Delaware Chancery Court shall be conducted by summary proceedings.

Section 8.06           Captions.

All captions are inserted for convenience only, and will not affect any construction or interpretation of this Agreement.

Section 8.07           Severability.

Any provision of this Agreement which is or may become prohibited or unenforceable, as a matter of law or regulation, will be ineffective only to the extent of such prohibition or unenforceability and shall not invalidate the remaining provisions hereof if the essential purposes of this Agreement may be given effect despite the prohibition or unenforceability of the affected provision.

Section 8.08           Set-Off.

No party to this Agreement shall have any right of set off with respect to amounts it has an obligation to pay hereunder.

Section 8.09           Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

Section 8.10           Recapitalizations, Exchanges, Etc. Affecting Common Stock.

Except as otherwise provided in this Agreement, the provisions of this Agreement shall apply to any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, transfer of Equity Interests or otherwise) which may be issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, stock dividend, split, distribution to stockholders or combination of the Shares or any other change in the Company’s capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:	/s/ Lawrence D. Stern
Lawrence D. Stern
Executive Chairman

TALECRIS HOLDINGS, LLC

By:	/s/ ERIC EPSTEIN
	Name:	Eric Epstein
	Title:	Vice President

INTERNATIONAL BIORESOURCES, L.L.C.

By:	/s/ RODNEY L. SAVOY
	Name:	Rodney L. Savoy
	Title:	CEO

COUNTERPART SIGNATURE PAGE TO

STOCKHOLDERS AGREEMENT

OF TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

STOCKHOLDER:

(For Stockholder that is a corporation, partnership or other entity)

(Print Name of Stockholder)

By:
(Signature of Authorized Person)
Name:
Title:

(For Stockholder that is a natural person)

Print Name:

SCHEDULE I

CAPITALIZATION OF THE COMPANY

1